Exhibit 99.1
AFC ENTERPRISES COMPLETES THE REFINANCING OF CREDIT FACILITY

ATLANTA, December 29, 2010 — AFC Enterprises, Inc. (NASDAQ: AFCE), the franchisor and operator of Popeyes®, today announced the completion of a new five-year $100 million credit facility on December 23, 2010. The new facility is comprised of a $40 million term loan and a $60 million revolver. Proceeds from the refinancing together with available cash were used to retire approximately $63 million of the outstanding principal debt balance of its previous credit facility.
The rate of interest paid under the new facility is currently 2.8 percent and is determined using the LIBO Rate plus a spread of 250 basis points. The spread above the LIBO Rate can adjust from 225 to 325 basis points depending on the Company’s total leverage. In the fourth quarter of 2010, the Company will recognize approximately $0.6 million of interest charges and defer approximately $1.0 million of fees associated with the refinancing.
Required quarterly principal payments will be $1.25 million for the first two years, $1.5 million for the third and fourth years and $4.5 million in the fifth year.
“We teamed with our lenders to develop this new facility. The borrowing terms recognize our Company’s cash flow strength and performance,” stated Mel Hope, AFC Enterprises Chief Financial Officer. “I am pleased that the new facility and lower interest costs improves our flexibility to create additional long-term value for our stakeholders.”
Corporate Profile
AFC Enterprises, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest quick-service chicken concept based on number of units. As of October 3, 2010, Popeyes had 1,949 operating restaurants in the United States, Guam, Puerto Rico, the Cayman Islands and 26 foreign countries. AFC’s primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. AFC Enterprises can be found at www.afce.com.
AFC Contact Information
Investor inquiries:
Cheryl Fletcher, Director, Finance & Investor Relations
(404) 459-4487 or investor.relations@afce.com

Media inquiries:
Alicia Thompson, Vice President, Popeyes Communications & Public Relations
(404) 459-4572 or popeyescommunications@popeyes.com
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Forward-Looking Statement: Certain statements in this release contain “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Examples of such statements in this press release include the results of the Company’s refinancing of its prior credit facility, the Company’s anticipated long-term performance and similar statements of belief or expectation regarding future events. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, continued disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our credit facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our credit facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in our 2009 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.
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